Acknowledgement and Acceptance of Special Servicer

March 11, 2021

BY EMAIL

Barclays Commercial Mortgage Securities LLC, as Depositor 745 7th Avenue, 4th Floor New York, New York 10019 Attention: Daniel Vinson E-mail: daniel.vinson@barcap.com

Wells Fargo Bank, National Association, as Servicer

Commercial Mortgage Servicing

Three Wells Fargo

MAC D1050-084, 401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: BBCMS 2016-ETC Asset Manager

E-mail: commercial.servicing@wellsfargo.com

AEGON USA Realty Advisors, LLC, as Special Servicer 4333 Edgewood Road NE Cedar Rapids, Iowa 52499 Attention: Gregory A. Dryden Email: gdryden@aegonusa.com and specialservicing@aegonusa.com

Wells Fargo Bank, National Association, as Certificate Administrator and Custodian

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services – BBCMS 2016-ETC

Email: cts.cmbs.bond.admin@wellsfargo.com

Email: trustadministrationgroup@wellsfargo.com

Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – BBCMS 2016-ETC Email: CMBSTrustee@wilmingtontrust.com

RE:	Acknowledgement and Acceptance of Special Servicer;

BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC

Ladies and Gentlemen:

Reference is made to that certain Trust and Servicing Agreement (the “TSA”), dated as of August 1, 2016, between Barclays Commercial Mortgage Securities LLC, as Depositor, Wells Fargo Bank, National Association, as Servicer, AEGON USA Realty Advisors, LLC (“AEGON”), as Special Servicer, Wells Fargo Bank, National Association, Certificate Administrator and Custodian, and Wilmington Trust, National Association, as Trustee, relating to the BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC. Reference is further made to that certain Amended and Restated Co-Lender Agreement (the “Co-Lender Agreement”), dated as of September 6, 2016, by and among Wilmington Trust, National Association, solely in its capacity as Trustee in Trust for Holders of BBCMS 2016-ETC Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-ETC, the Note A-1-A Holder, Note A-2A Holder, Note B-1 Holder, and Note B-

17789055v.2

Acknowledgement and Acceptance of Special Servicer

2 Holder, Barclays Bank PLC, the Note A-1B Holder, Note A-1-B-2 Holder, and Note A-1-B-3 Holder, and Morgan Stanley Bank, N.A., as Note A-2-B Holder. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the TSA and the Co-Lender Agreement, respectfully.

Pursuant to Section 7.01(e) of the TSA and Section 7 of the Co-Lender Agreement, the undersigned hereby agrees with all the other parties to the TSA that the undersigned shall serve as Special Servicer under, and as defined in, the TSA. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the TSA that arise on and after the Effective Date. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.5(b) of the TSA mutatis mutandis with all references to “Agreement” in Section 2.5(b) of the TSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Situs Holdings, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Delaware.  The undersigned further represents and warrants that it satisfies all of the eligibility requirements applicable to special servicers set forth in the TSA, including that it is a Qualified Replacement Special Servicer, and that all requirements and preconditions for the appointment of the undersigned as Special Servicer have been satisfied.

Situs Holdings, LLC’s address for notices pursuant to Section 11.4 of the TSA is as follows:

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Curt Spaugh

E-mail: curtspaugh@situsamc.com

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situsamc.com

and

samnotice@situsamc.com.

Sincerely,

SITUS HOLDINGS, LLC

By: /s/ Adriana Boudreaux

Name: Adriana Boudreaux

Title: Deputy General Counsel

17789055v.2